UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2009

Ahern Rentals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128688	88-0381960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4241 South Arville Street
Las Vegas, Nevada 89103

(Address of principal executive offices)

(702) 362-0623

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT.

On December 28, 2009, Ahern Rentals, Inc. (the “Company”) issued a press release to announce that, with respect to its outstanding 9 1/4% Second Priority Senior Secured Notes due 2013 (the “Notes”), a consent solicitation to amend the indenture governing the Notes and the related intercreditor agreement (the “Consent Solicitation”) expired at 5:00 p.m. New York City time on December 23, 2009 (the “Expiration Time”).

In connection with the Consent Solicitation, the Company received valid consents prior to the Expiration Time from Note holders representing approximately $252,472,000 aggregate principal amount of the Notes or approximately 87% of the aggregate principal amount of Notes outstanding.

As described in the Consent Solicitation Statement, the form of Consent and the other material accompanying the Consent Solicitation Statement dated December 7, 2009, as supplemented on December 10, 2009, and amended on December 18, 2009 (together, the “Consent Solicitation Statement”), in conjunction with receiving the requisite consents, the Company and Wells Fargo Bank, N.A. (the “Trustee”) entered into a First Supplemental Indenture dated as of December 23, 2009 (the “Supplemental Indenture”) amending defined provisions of the Indenture between the Company and the Trustee dated as of dated as of August 18, 2005 (the “Indenture”).

The Supplemental Indenture gives effect to the proposed Indenture amendments set forth in the Consent Solicitation Statement, including an increase of the minimum Priority Lien Cap (as defined in the Indenture) from $175,000,000 to $396,000,000 and the correction of certain typographical errors.  The Supplemental Indenture is filed as Exhibit 4.1 and is incorporated by reference herein.

ITEM 3.03             MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.03 by reference.

ITEM 8.01             OTHER EVENTS.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
4.1	First Supplemental Indenture dated as of December 23, 2009.
99.1	Press Release dated December 28, 2009 of Ahern Rentals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AHERN RENTALS, INC.

Date: December 30, 2009	By:	/s/ Howard Brown
	Name:	Howard L. Brown
	Title:	Chief Financial Officer